Treace Secures Up to $150 Million in Debt Financing

PONTE VEDRA, Fla., May 2, 2022 (GLOBE NEWSWIRE) -- Treace Medical Concepts, Inc. (“Treace” or the “Company”) (Nasdaq: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of hallux valgus (commonly known as bunions), today announced that it has entered into a new five-year $150 million loan arrangement with MidCap Financial, comprising up to $120 million in term loans and a $30 million revolving credit facility. Proceeds from the new term loan refinanced the Company’s existing $30 million term loan from CR Group LP. In addition, the new revolving credit facility will expand the Company’s revolving credit capacity and replace the undrawn existing $10 million revolving credit facility from Silicon Valley Bank.

“We are pleased to secure this non-dilutive debt financing with favorable terms, providing us up to $150 million to further strengthen our balance sheet and provide financial flexibility as we execute on our commercial strategies and drive growth,” said John T. Treace, CEO, Founder and Board Member of Treace. “We are committed to becoming the standard of care in bunion surgery and this financing provides us with a capital-efficient vehicle to continue to develop our market, invest in our business, and meaningfully gain share.”

The Company’s new loan agreement includes a maturity date of five years for both the term loan and revolving credit facility. The Company drew $54 million at the closing and used a portion of the proceeds to refinance its existing $30 million debt facility. The annual interest rate is equal to Adjusted Term SOFR subject to a floor of 1% and a cap of 3%, plus (1) 6% under the term loan and (2) 4% under the revolving loan. The term loan provides for at least 48-months of interest-only at close, which can be extended to 60-months.

With the completion of this refinancing, the Company now has cash and access to liquidity of approximately $220 million.

Armentum Partners served as financial advisor to Treace on the transaction. Additional detail regarding the foregoing financing is set forth in the Company’s Current Report on Form 8-K, filed today with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s expectations regarding the financial flexibility provided by the new debt facility, as well as its expectations for market share gains and growth prospects. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 4, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion deformities and related midfoot correction. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ system – a combination of instruments, implants, and surgical methods designed to correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace recently expanded its offering with the Adductoplasty™

Midfoot Correction System, designed for reproducible correction of the midfoot to provide further support to hallux valgus patients. For more information, please visit www.treace.com.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Lynn Lewis or Vivian Cervantes

IR@treace.net

1 “Adjusted Term SOFR” means the per annum rate equal to the sum of 30-day forward-looking secured overnight financing rate, as published by CME Group Benchmark Administration Limited (CBA) from time to time, plus 0.10%, reset monthly.